EXHIBIT 10.91

                             PREPAYMENT AND RELEASE

     This Prepayment and Release Agreement ("Agreement') is entered into this 19th day of January, 2000 by and between Switzerland County Development Corp., a Nevada corporation ("Buyer") and Century Casinos Management, Inc., a Delaware corporation ("Seller"). Buyer and Seller are collectively referred to as "Parties".

     WHEREAS, on December 21, 1995 the Parties entered into a stock purchase agreement ("Purchase Agreement") whereby Buyer agreed to purchase and Seller, together with Cimmaron Investment Properties Corp., a Colorado Corporation ("Cimarron"), agreed to sell all issued and outstanding shares of capital stock of Pinnacle Gaming Development Corp., a Colorado corporation
("Pinnacle  Stock");  and

     WHEREAS, the Purchase Agreement provides Buyer pay Cimarron and Seller Four Million Three Hundred Thirty-One Thousand Dollars ($4,331,000) for the Pinnacle Stock as follows:

i.     One  Hundred  Thousand  Dollars  ($100,000)  at  the  closing;

ii. Four Hundred Thirty One Thousand Dollars ($431,000) to Seller and One Hundred Thousand Dollars ($100,000) to Cimarron within seven (7) business days after receipt by Buyer of a certificate of suitability from the Indiana Gaming Commission;

iii.     One  Million  Three  Hundred Thousand Dollars ($1,300,000) within seven
(7)
business days after the groundbreaking by the Buyer for a riverboat casino development; and

iv.     Forty  Thousand  Dollars ($40,000) on the first day of each of the sixty
(60) months following the month in which the riverboat casino development opens for business; and

     WHEREAS, the Purchase Agreement provides that all payments pursuant to above clauses i, iii and iv shall be paid eighty percent (80%) to Seller and twenty percent (20%) to Cimarron.

WHEREAS, Buyer has paid above items i, ii and iii as provided in the Purchase Agreement; and

     WHEREAS,  only  above  item  iv  remains to be paid by Buyer to Seller: and

     WHEREAS, Buyer has proposed to prepay, and Seller has agreed to accept prepayment, of Seller's portion of the payments specified in clause iv above, upon the terms contained herein; and
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     WHEREAS,  with respect to Cimarron, Buyer has made separate arrangements to prepay  Cimarron's  share  of  above  item  iv  in  full;  and

     WHEREAS, One Million Three Hundred Eighty Thousand Dollars ($1,380,000) is the total sum to be paid to Seller in prepayment of above item iv ("Prepayment Price"); and

     WHEREAS, the Parties desire to memorialize the prepayment of above item iv and provide for other matters relating thereto.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Buyer and Seller, the Parties agree as follows:

1. Other than with respect to matters relating to the prepayment to Cimarron to which Seller is not a party and accordingly, unable to represent and warrant, the above recitals are true and incorporated herein as if fully set forth.

2. The Prepayment Price shall be paid to Seller by Buyer on January 24, 2000, pursuant to wire instructions to be delivered by Seller to Buyer.

3. Upon receipt of the Prepayment Price, Seller acknowledges that all obligations of Buyer to Seller under the Purchase Agreement have been fully discharged and Seller and Buyer agree to forever and unconditionally release, acquit and discharge the other, its subsidiaries, affiliates, successors, assigns, officers, directors, partners, shareholders, agents, and employees from any and all claims, demands, actions, causes of action and damages which have arisen or which might hereafter arise and regardless of type, cause or nature arising from or in any manner related to either the Purchase Agreement, this Agreement. Furthermore, Seller acknowledges that Buyer has made separate arrangements to prepay Cimarron its share of item iv above, and waives any claim that it may be entitled to the benefit of such arrangement.

4. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

5. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same Agreement.

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SWITZERLAND  COUNTY  DEVELOPMENT  CORP.,
     a  Nevada  corporation


     By:     _/s/  Loren  S.  Ostrow____________
             -----------------------
          Loren  S.  Ostrow,
     Senior  Vice  President  &  General  Counsel



CENTURY  CASINOS  MANAGEMENT,  INC.,
     a  Delaware  corporation


     By:      _/s/  Peter  Hoetzinger____________
               ----------------------
         Peter  Hoetzinger,  Vice  Chairman

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